UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

IMAGE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200 Chatsworth, California	91311-6104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 20, 2008, Image Entertainment, Inc. (the “Company”) announced that it had received notification that NASDAQ has suspended, for a three month period, the enforcement of the rule requiring a minimum market value of publicly held shares.  The Company will now have until February 6, 2009 to achieve compliance with the rule.

On August 4, 2008, the Company received a letter from the Listing Qualifications Department of The NASDAQ Stock Market indicating that for the last 30 consecutive trading days, the Company’s publicly held shares had not maintained a minimum market value of $15 million as required under NASDAQ Marketplace Rule 4450(b)(3).

On October 16, 2008, NASDAQ implemented a temporary suspension of enforcement of Marketplace Rule 4450(b)(3) until Friday, January 16, 2009, due to the volatility of current market conditions.  As a result of the temporary suspension, NASDAQ informed the Company that its deadline for compliance with Marketplace Rule 4450(b)(3) has been extended from November 3, 2008 to February 6, 2009.

During this interim period, the Company’s common stock is expected to continue to trade on The NASDAQ Global Market.  If compliance with Marketplace Rule 4450(b)(3) cannot be demonstrated by February 6, 2009, the staff of The NASDAQ Stock Market Listing Qualifications department (the “Staff”) will deliver a written notification to the Company that its securities will be delisted from The NASDAQ Global Market.  If the Company receives a delisting notice, the Company may appeal the Staff’s determination to a Listing Qualifications Panel.  Alternatively, the Company may apply to transfer its securities to The NASDAQ Capital Market.

The full text of the Company’s press release is filed with this report as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2008, the stockholders of Image Entertainment, Inc. (the “Company”) approved, among other items, the Image Entertainment, Inc. 2008 Stock Awards and Incentive Plan (the “2008 Plan”) at the annual meeting of stockholders (the “Annual Meeting”). The Board of Directors of the Company (the “Board”) approved the 2008 Plan on July 30, 2008, at which time it became effective, subject to stockholder approval at the Annual Meeting.

The 2008 Plan authorizes the issuance of up to 1,000,000 shares of the Company’s common stock. The Compensation Committee of the Board administers the 2008 Plan. Under the terms of the 2008 Plan, the Compensation Committee selects the eligible individuals to whom awards are granted, determines the type, number and terms and conditions of awards granted under the 2008 Plan and makes other determinations necessary or advisable for administering the 2008 Plan.

Employees, directors, and consultants of the Company and its affiliates are eligible to receive awards under the 2008 Plan. Awards may consist of stock options, stock appreciation rights, restricted stock awards, performance awards, phantom stock awards, or stock units.

Unless the Board sooner terminates the 2008 Plan, no awards may be granted under the 2008 Plan after July 30, 2018. Generally the Board may alter, amend or terminate the 2008 Plan at any time, provided that such action does not, without a participant’s consent, impair the participant’s rights under any then outstanding award. The Board’s right to amend the 2008 Plan is subject to stockholder approval to the extent necessary to comply with applicable law, stock exchange rules or regulatory requirements.

The foregoing summary of the 2008 Plan, and the more detailed summary set forth in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on August 22, 2008 (the “2008 Proxy Statement”), are qualified in their entirety by reference to the full text of the 2008 Plan, which is included as Appendix A to the 2008 Proxy Statement.

Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Image Entertainment, Inc. 2008 Stock Awards and Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement filed by Image Entertainment, Inc. on August 22, 2008).

99.1	Press Release dated October 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Date: October 21, 2008	By:	/s/ JEFF M. FRAMER

Name: Jeff M. Framer
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Image Entertainment, Inc. 2008 Stock Awards and Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement filed by Image Entertainment, Inc. on August 22, 2008).

99.1	Press Release dated October 20, 2008